Exhibit 99.8

NEENAH, INC. PRESTON RIDGE III 3460 PRESTON RIDGE ROAD, SUITE 600 ALPHARETTA, GA 30005

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NP2022SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D85698-S46530 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEENAH, INC.

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
1.

Proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 28, 2022, as it may be amended from time to time, by and between Schweitzer-Mauduit International, Inc., the Company, and Samurai Warrior Merger Sub, Inc.

		☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

2.	Proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger; and	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

3.	Proposal to approve the adjournment of the special meeting from time to time, if determined by the chairperson of the meeting to be necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to the Company's stockholders.	☐	☐	☐

Any of such attorneys and proxies, or their substitutes (or if only one, that one) at said Annual Meeting, and any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.

Receipt is acknowledged of the Notice of Special Meeting of Stockholders and the Proxy Card accompanying said Notice.

Each of the foregoing matters have been proposed by Neenah, Inc. and is not conditioned on the approval of any other matters.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SPECIAL MEETING OF STOCKHOLDERS

[TBD]

[TBD] Eastern Daylight Time

www.virtualshareholdermeeting.com/NP2022SM

                    AGENDA:

•

Proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 28, 2022, as it may be amended from time to time, by and between Schweitzer-Mauduit International, Inc., the Company, and Samurai Warrior Merger Sub, Inc.;

•

Proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger; and

•

Proposal to approve the adjournment of the special meeting from time to time, if determined by the chairperson of the meeting to be necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to the Company's stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Joint Proxy Statement is available at www.proxyvote.com.

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D85699-S46530

NEENAH, INC. Proxy – Special Meeting of Stockholders – [TBD] (Solicited on Behalf of the Board of Directors)

The undersigned stockholder of Neenah, Inc. hereby constitutes and appoints Paul F. DeSantis, Executive Vice President, Chief Financial Officer and Treasurer, and Noah S. Benz, Executive Vice President, General Counsel and Secretary, and each of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, to represent and to vote on behalf of the undersigned all of the shares of Neenah’s Common Stock which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/NP2022SM, on [TBD], Eastern Daylight Time, and at any adjournments thereof, upon the proposals stated on the reverse side which are more fully described in the Notice of, and Joint Proxy Statement for, the Special Meeting.

NOTE: This proxy, properly filled in, dated and signed, should be returned promptly in the enclosed postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Neenah, Inc. 401(k) Plan and the Neenah, Inc. Retirement Contribution Plan (093861). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m., Eastern Daylight Time, on [TBD], you will be treated as directing the Plans Trustee to vote the shares held in the Plans in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote OR as indicated on the reverse side in un-voted share methodology.

(Continued, and to be marked, dated and signed, on the other side)